DELAWARE GROUP TAX-FREE FUND
Registration No. 811-03850
FORM N-SAR
Semi-annual Period Ended February 28, 2015

SUB-ITEM 77C:  Submission of matters to a vote of security holders

At Joint Special Meetings of Shareholders of Delaware Group? Tax-Free Fund (the ?Trust?), on behalf of Delaware Tax-Free USA Fund and Delaware Tax-Free USA Intermediate Fund (each, a ?Fund? and together, the ?Funds?), held on March 31, 2015, the shareholders of the Trust/each Fund voted to: (i) elect a Board of Trustees for the Trust; (ii) approve the implementation of a new ?manager of managers? order for the Funds; (iii) to revise the fundamental investment restriction relating to lending for the Funds; and (iv)(a) to revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares, (iv)(b) to revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand, and (iv)(c) to revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies. At the meeting, the following people were elected to serve as Independent Trustees: Thomas L. Bennett, Ann D. Borowiec, Joseph W. Chow, John A. Fry, Lucinda S. Landreth, Frances A. Sevilla-Sacasa, Thomas K. Whitford, Janet L. Yeomans, and J. Richard Zecher. In addition, Patrick P. Coyne was elected to serve as an Interested Trustee.
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The following proposals were submitted for a vote of the shareholders:
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1. To elect a Board of Trustees for the Trust.

A quorum of shares outstanding?of the Funds of the Trust was present, and the votes passed with a plurality of these Shares.

Thomas L. Bennett

Shares Voted For 66,978,124.700
Percentage of Outstanding Shares 61.814%
Percentage of Shares Voted 98.538%
Shares with Authority Withheld 993,583.127
Percentage of Outstanding Shares 0.917%
Percentage of Shares Voted 1.462%

Ann Borowiec

Shares Voted For 66,988,238.238
Percentage of Outstanding Shares 61.823%
Percentage of Shares Voted 98.553%
Shares with Authority Withheld 983,469.589
Percentage of Outstanding Shares 0.908%
Percentage of Shares Voted 1.447%

Joseph W. Chow

Shares Voted For 66,993,995.601
Percentage of Outstanding Shares 61.829%
Percentage of Shares Voted 98.562%
Shares with Authority Withheld 977,712.226
Percentage of Outstanding Shares 0.902%
Percentage of Shares Voted 1.438%

Patrick P. Coyne
Shares Voted For 66,967,885.587
Percentage of Outstanding Shares 61.805%
Percentage of Shares Voted 98.523%
Shares with Authority Withheld 1,003,822.240
Percentage of Outstanding Shares 0.926%
Percentage of Shares Voted 1.477%

John A. Fry

Shares Voted For 67,005,857.300
Percentage of Outstanding Shares 61.840%
Percentage of Shares Voted 98.579%
Shares with Authority Withheld 965,850.527
Percentage of Outstanding Shares 0.891%
Percentage of Shares Voted 1.421%

Lucinda S. Landreth
Shares Voted For 66,958,398.403
Percentage of Outstanding Shares 61.796%
Percentage of Shares Voted 98.509%
Shares with Authority Withheld 1,013,309.424
Percentage of Outstanding Shares 0.935%
Percentage of Shares Voted 1.491%

Frances A. Sevilla-Sacasa
Shares Voted For 66,998,752.221
Percentage of Outstanding Shares 61.833%
Percentage of Shares Voted 98.569%
Shares with Authority Withheld 972,955.606
Percentage of Outstanding Shares 0.898%
Percentage of Shares Voted 1.431%

Thomas K. Whitford
Shares Voted For 67,007,171.909
Percentage of Outstanding Shares 61.841%
Percentage of Shares Voted 98.581%
Shares with Authority Withheld 964,535.918
Percentage of Outstanding Shares 0.890%
Percentage of Shares Voted 1.419%

Janet L. Yeomans
Shares Voted For 66,998,923.984
Percentage of Outstanding Shares 61.833%
Percentage of Shares Voted 98.569%
Shares with Authority Withheld 972,783.843
Percentage of Outstanding Shares 0.898%
Percentage of Shares Voted 1.431%

J. Richard Zecher

Shares Voted For 66,839,037.989
Percentage of Outstanding Shares 61.686%
Percentage of Shares Voted 98.334%
Shares with Authority Withheld 1,132,669.838
Percentage of Outstanding Shares 1.045%
Percentage of Shares Voted 1.666%

2.?
To approve the implementation of a new ?manager of managers? order.

A quorum of the shares outstanding of each Fund was present, and the votes passed with the required majority of those shares.? The results were as follows:
Delaware Tax-Free USA Fund
Shares Voted For 22,047,241.250
Percentage of Outstanding Shares 47.426%
Percentage of Shares Voted 75.425%
Shares Voted Against 815,221.535
Percentage of Outstanding Shares 1.754%
Percentage of Shares Voted 2.789%
Shares Abstained        849,430.098
Percentage of outstanding shares      1.827%
Percentage of Shares Voted       2.906%
Broker Non-Votes        5,518,809.900
Delaware Tax-Free USA Intermediate Fund
Shares Voted For 28,369,805.953
Percentage of Outstanding Shares 45.856%
Percentage of Shares Voted 73.229%
Shares Voted Against 320,394.064
Percentage of Outstanding Shares 0.518%
Percentage of Shares Voted 0.827%
Shares Abstained        461,187.027
Percentage of outstanding shares      0.745%
Percentage of Shares Voted       1.190%
Broker Non-Votes        9,589,618.000
 3. To revise the fundamental investment restriction relating to lending.
A quorum of the shares outstanding of each Fund was present, and the votes passed with the required majority of those shares.? The results were as follows:
Delaware Tax-Free USA Fund
Shares Voted For 21,834,498.229
Percentage of Outstanding Shares 46.969%
Percentage of Shares Voted 74.697%
Shares Voted Against 980,998.874
Percentage of Outstanding Shares 2.110%
Percentage of Shares Voted 3.356%
Shares Abstained        896,393.780
Percentage of outstanding shares      1.928%
Percentage of Shares Voted       3.067%
Broker Non-Votes        5,518,811.900
Delaware Tax-Free USA Intermediate Fund
Shares Voted For 28,295,849.770
Percentage of Outstanding Shares 45.737%
Percentage of Shares Voted 73.039%
Shares Voted Against 394,359.913
Percentage of Outstanding Shares 0.637%
Percentage of Shares Voted 1.018%
Shares Abstained        461,175.361
Percentage of outstanding shares      0.745%
Percentage of Shares Voted       1.190%
Broker Non-Votes        9,589,620.000
4.(a) To revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares.
A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.? The results were as follows:
Delaware Group? Tax-Free Fund
Shares Voted For 50,456,139.231
Percentage of Outstanding Shares 46.566%
Percentage of Shares Voted 74.231%
Shares Voted Against 1,006,109.546
Percentage of Outstanding Shares 0.929%
Percentage of Shares Voted 1.480%
Shares Abstained        1,401,034.150
Percentage of outstanding shares      1.293%
Percentage of Shares Voted       2.061%
Broker Non-Votes        15,108,424.900
4.(b) To revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand.
A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.? The results were as follows:
Delaware Group? Tax-Free Fund
Shares Voted For 50,367,471.364
Percentage of Outstanding Shares 46.484%
Percentage of Shares Voted 74.101%
Shares Voted Against 994,649.483
Percentage of Outstanding Shares 0.918%
Percentage of Shares Voted 1.463%
Shares Abstained        1,501,157.080
Percentage of outstanding shares      1.385%
Percentage of Shares Voted       2.209%
Broker Non-Votes        15,108,429.900
4.(c) To revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies.
A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.? The results were as follows:
Delaware Group? Tax-Free Fund
Shares Voted For 50,734,411.134
Percentage of Outstanding Shares 46.823%
Percentage of Shares Voted 74.640%
Shares Voted Against 702,650.318
Percentage of Outstanding Shares 0.648%
Percentage of Shares Voted 1.034%
Shares Abstained        1,426,224.475
Percentage of outstanding shares      1.316%
Percentage of Shares Voted       2.098%
Broker Non-Votes        15,108,421.900

SUB-ITEM 77I:  Terms of new or amended securities

On August 19-21, 2014, the Board of Trustees of Delaware Group Tax-Free Fund (the ?Registrant?) voted to approve the early conversion of Delaware Tax-Free USA Fund and Delaware Tax-Free USA Intermediate Fund?s Class B shares to Class A shares. In connection with this approval, the Board amended the terms of the Registrant?s Agreement and Declaration of Trust via Board resolution to permit the early conversion of Class B shares to Class A shares. The rights of Class A shares did not change. Details related to the early conversion are incorporated herein by reference to the supplement dated August 22, 2014 to the Registrant?s prospectus dated December 30, 2013, as filed with the Securities and Exchange Commission (SEC Accession No. 0001137439-14-000321).

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